Exhibit 99.1

American Access Technologies and M & I Electric Industries Extend Merger Agreement to May 18, 2007

American Access to hold special meeting of stockholders May 14, 2007 to consider merger proposals

KEYSTONE HEIGHTS, Fla. and HOUSTON, Texas, April 4, 2007 (PRIME NEWSWIRE) - American Access Technologies, Inc. (Nasdaq:AATK) and M & I Electric Industries, Inc. today announced that they have entered into an amendment to their December 1, 2006 definitive merger agreement pursuant to which, subject to certain conditions, the deadline to close the transaction has been extended from April 30, 2007 to May 18, 2007.

The amendment will allow American Access stockholders to consider the merger-related proposals at a special meeting of stockholder which has been called for May 14, 2007. American Access stockholders will receive a proxy statement for the meeting in the near future.

Art Dauber, Chairman and CEO of M & I Electric stated, “This represents an important milestone reached on our journey towards the merger with American Access. We are excited about the opportunities which the merger represents to our employees, our customers and our stockholders. We are working closely with management of American Access on post-merger strategy and look forward to completing the transaction.”

Timothy C. Adams, President and COO of American Access stated, “American Access should achieve many benefits from the expanded scale and stronger financial profile which will result from the business combination with M & I. We look forward to working with M & I to build a great company.”

About American Access

We manufacture patented zone cabling and wireless enclosures that mount in ceilings, raised floors, and in custom furniture, for routing of telecommunications cabling, fiber optics and wireless solutions to the office desktop. Our concept of “zone cabling” reduces costs for initial network installation and facilitates moves, adds, changes and upgrades for the network installations of today and tomorrow. Our Omega Metals division manufactures proprietary products, and also employs state-of-the-art metal fabrication and finishing techniques for public and private companies and U.S. government contractors.

About M & I

M & I develops, manufactures and provides electric power delivery and control products and provides technical field services and electrical and instrumentation construction services to the oil and gas and related industries and other industrial markets. The principal markets served include the oil and gas exploration and production industry encompassing offshore and land drilling, pipelines, land and offshore production, and service and production vessels; the petrochemical and refining business; and the water and wastewater facilities industry. M & I’s products and services are provided on a worldwide basis. M & I currently operates facilities in Beaumont, Texas; Sulphur, Louisiana; and Bay St. Louis, Mississippi. Through its affiliates, M & I has operations in Singapore and China.

Investor Notice: American Access Technologies, Inc. will file a proxy statement and other documents with the Securities and Exchange Commission in relation to the acquisition of M & I Electric Industries, Inc. Investors and shareholders are urged to carefully read these documents when they become available because they will contain important information concerning American Access Technologies, Inc., M & I Electric Industries, Inc. and the proposed merger. A definitive proxy statement will be sent to shareholders of American Access seeking their approval of the transactions required in connection with the transaction. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents containing information about American Access, without charge, at the SEC’s website at http://www.sec.gov. Copies of the American Access proxy statement may also be obtained free of charge by directing a request to Joseph McGuire, CFO of American Access, at (352) 473-6673, by e-mail to jmcguire@aatk.com or by accessing our website at http://www.aatk.com.

American Access Technologies, Inc. and its officers and directors may be deemed to be participants in the solicitation of proxies from its shareholders. Information about these persons and a description of their direct or indirect interests, by security holdings or otherwise, can be found in American Access’ Annual Report on Form 10-KSB filed with the SEC, and additional information about such persons may be obtained from the proxy statement related to this transaction when it becomes available.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities. The securities to be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Company Contact:

Joe McGuire, Chief Financial Officer

(352) 473-6673/ jmcguire@aatk.com